Exhibit 99

[ Logo of Wendy’s International, Inc. ]

Wendy’s International, Inc. announces 2nd quarter same-store sales

Company produces 13 consecutive months of positive same-store sales results as turnaround of the brand continues

DUBLIN, Ohio (July 6, 2007) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary same-store sales for the second quarter of 2007, which ended on Sunday, July 1.

Average same-store sales at U.S. company restaurants increased 0.7% for the period, while average same-store sales at U.S. franchise restaurants increased 0.4%.

“We’ve now delivered 13 consecutive months of positive same-store sales,” said Chief Executive Officer and President Kerrii Anderson. “We built on positive sales a year ago and lapped our highest unit volumes of 2006 in June. Our menu management strategy, new products, and improving marketing and restaurant operations have enabled us to continue our momentum.

“Second-quarter same-store sales growth was not as strong as the first quarter as we continue to execute our market-based pricing strategy. We believe this is impacting transactions in the short term, but will position us to produce profit expansion in the future.”

Wendy’s featuring innovative, high-quality products

In the third quarter, Wendy’s® will begin promoting its new Baconator™. This premium hamburger is a mountain of mouth-watering taste that’s made to order from fresh, never frozen, beef. The Baconator features six strips of hickory smoked bacon on top of a 1/2 lb. of hot, juicy beef with American cheese, ketchup and mayonnaise.

In June, the Company rolled out its new $1.99 Triple Stack cheeseburger, which features three stacks of fresh, never frozen, beef layered with melted American cheese.

In May, Wendy’s began promoting its new Frosty™ Float – a cool, creamy chocolate or vanilla Frosty served with ice-cold root beer, Coca-Cola® or other soft drink. In addition, the Company announced in May that it will offer Wendy’s Custom Bean™, a proprietary blend of Folgers Gourmet Selections™ coffee, as an important component of its beverage strategy and as a centerpiece of its new breakfast menu. During May, Wendy’s also introduced its new 99-cent Buffalo Crispy Chicken sandwich, which features tender all-white meat chicken seasoned with authentic Buffalo wing spices.

Wendy’s in April promoted its Steakhouse Double-Melt cheeseburgers, which feature two hot, juicy patties of fresh, never frozen, beef packed with a melted middle of caramelized onions, mushrooms, creamy Swiss cheese, peppercorn sauce and three strips of bacon served on a Kaiser bun.

Preliminary 2nd Quarter Same-Store Sales Summary

	2Q 2007	2Q 2006	2007 YTD
U.S. Company	0.7%	0.7%	2.2%
U.S. Franchise	0.4%	1.0%	2.0%

Monthly Same-Store Sales Summary for April, May and June

	Apr 2007	Apr 2006	May 2007	May 2006	June 2007	June 2006
U.S. Company	0.6%	0.2%	0.9%	(0.5%)	0.6%	2.5%
U.S. Franchise	0.5%	0.5%	0.5%	(0.1%)	0.0%	2.8%

Company plans 2nd Quarter Disclosure

Management plans to release its 2007 2nd quarter results before the market opens on July 26, 2007. A conference call and webcast to discuss the Company’s results will be held at 4:00 p.m. ET on July 26, 2007. The dial-in number is (877) 572-6014 (U.S. and Canada) or (706) 679-4852 (International). A simultaneous webcast will also be available at www.wendys-invest.com. The call will also be archived at that site.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest and most successful restaurant operating and franchising companies.

Wendy’s recently received brand, food and operations accolades from:

•	Zagat Survey®, a leading global provider of consumer survey content, which recently named Wendy’s as having the best hamburgers in the quick-service restaurant industry. In addition, Wendy’s ranked first among quick-service “mega-chains” (i.e., those with at least 5,000 outlets) for food, facilities and popularity.

•	This year’s American Customer Satisfaction Index (ACSI) survey, produced by the University of Michigan’s Stephen M. Ross Business School, ranked Wendy’s in the top spot for customer satisfaction in the “limited service restaurants” category.

•	QSR® Magazine’s 2007 Consumer Survey recently rated Wendy’s as consumers’ favorite quick-service restaurant (QSR) for the second-straight year.

More information about the Company is available at www.wendys-invest.com.

INVESTOR CONTACTS:
Marsha Gordon (614) 764-3019 or marsha_gordon@wendys.com
Kim Messner (614) 764-6796 or kim_messner@wendys.com

MEDIA CONTACT:
Denny Lynch: (614) 764-3553 or denny_lynch@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.